UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bluegreen Corporation

(Name of Registrant as Specified In Its Charter)

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4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

November 19, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation, which will be held on December 13, 2012 at 2:00 p.m., local time, at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business that will be transacted at the meeting and contain certain information about us and our officers and directors. Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please complete, sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

Thank you for your continued support of our Company.

Sincerely,

/s/ John M. Maloney, Jr.

John M. Maloney, Jr.

President and

Chief Executive Officer

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 13, 2012

Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Corporation (the “Company”) will be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on December 13, 2012 commencing at 2:00 p.m., local time, for the following purposes:

1.	To elect eight directors to the Company’s Board of Directors, each to serve for a term expiring at the Company’s 2013 Annual Meeting of Shareholders.

2.	To approve the Company’s 2011 Long Term Incentive Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012.

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Annual Meeting.

Only shareholders of record at the close of business on November 13, 2012 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Anthony M. Puleo

Anthony M. Puleo

Secretary

November 19, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors of Bluegreen Corporation (“Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on December 13, 2012 at 2:00 p.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to shareholders on or about November 19, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting accompanying this Proxy Statement, including the election of eight directors to the Company’s Board of Directors, the approval of the Company’s 2011 Long Term Incentive Plan, the ratification of the appointment of the Company’s independent registered public accounting firm (sometimes referred to herein as the “independent auditor”) for fiscal 2012 and any other matters which may properly be brought before the Annual Meeting. Also, after the formal meeting has adjourned, management will be available to respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Shareholders of record of the Company’s common stock as of the close of business on November 13, 2012 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 31,555,513 shares of common stock were issued and outstanding, and thus are eligible to be voted at the Annual Meeting

What are the voting rights of the holders of common stock?

Each holder of record of common stock as of the close of business on the Record Date is entitled to cast one vote per share on each matter presented at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

Who can attend the Annual Meeting?

All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Shareholders who wish to attend the Annual Meeting may contact Amber Fox at (561) 912-8011 for directions.

IF YOU ATTEND, PLEASE NOTE THAT YOU MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE ANNUAL MEETING.

SHAREHOLDERS SHOULD BRING THE ADMISSION TICKET ATTACHED TO THEIR PROXY CARD IN ORDER TO FACILITATE THEIR REGISTRATION PROCESS AT THE ANNUAL MEETING. PLEASE ALSO NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" AND, THEREFORE, YOU DID NOT RECEIVE AN ADMISSION TICKET ATTACHED TO YOUR PROXY CARD, YOU WILL NEED TO BRING A COPY OF THE BROKERAGE STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE SO THAT YOU CAN REGISTER AT THE ANNUAL MEETING.

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What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of at least 15,777,757 shares of common stock, representing a majority of the shares of common stock issued and outstanding as of the close of business on Record Date, will constitute a quorum for the transaction of business at the Annual Meeting.

What vote is required for a proposal to be approved?

For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the director nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

For the approval of the Company’s 2011 Long Term Incentive Plan and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012, the affirmative vote of the holders of a majority of the votes present at the meeting in person or by proxy and entitled to be cast on the proposals will be required for approval. Abstentions will count as votes against these proposals.

Will my broker, bank or nominee have discretion to vote my shares if I do not provide voting instructions?

If you hold your shares in “street name” through a broker, bank or other nominee and you have not provided voting instructions to your broker, bank or nominee, then whether your broker, bank or nominee may vote your shares in its discretion depends on the proposal before the Annual Meeting. Under the rules of the New York Stock Exchange (the “NYSE”), your broker, bank or nominee may vote your shares in its discretion on “routine matters.” The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter on which brokers, banks and nominees will be permitted to vote your shares if no voting instructions are furnished. The election of directors and the approval of the Company’s 2011 Long Term Incentive Plan are not routine matters and, accordingly, your broker, bank or nominee will not have discretionary voting authority with respect to those proposals if no voting instructions are furnished. This is called a “broker non-vote.” Broker non-votes will have no effect on the election of directors but will count as votes against the approval of the Company’s 2011 Long Term Incentive Plan.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by completing, signing and mailing in the enclosed proxy card. You may also vote your shares by following the voting directions set forth on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or nominee. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the voting of your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares in person.

Both shareholders of record and “street name” holders may attend the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote or proxy in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

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What are my choices when voting?

With respect to the election of directors, you may vote for all of the nominees, or your vote may be withheld with respect to one or more of the nominees. With respect to the proposals to approve the Company’s 2011 Long Term Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012, you may vote for or against, or abstain from voting on, the proposals.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the nominees for director, a vote FOR the approval of the Company’s 2011 Long Term Incentive Plan and a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012.

What if I do not specify how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR all of the nominees for director, FOR the approval of the Company’s 2011 Long Term Incentive Plan, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 and in accordance with the discretion of the proxy holder on any other matters which may properly be brought before the Annual Meeting.

Can I change my vote?

Yes. You may revoke your proxy by providing written notice of revocation addressed to Anthony M. Puleo, Secretary, at the Company’s principal executive offices set forth on the first page of this Proxy Statement or in person so that it is received by 11:59 p.m., local time, on December 12, 2012. You may also submit a new valid proxy bearing a later date or transmit new voting instructions in accordance with the voting procedures described on the proxy card. The powers of the proxy holders will be suspended if you attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

You may also revoke previously given voting instructions by filing with Broadridge Financial Solutions, Inc. (“Broadridge”) either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Such notice or proxy card must be received by Broadridge at its address indicated on the proxy card by 11:59 p.m., local time, on December 12, 2012.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not currently know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the discretion of the proxy holder.

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CORPORATE GOVERNANCE

Pursuant to the Company’s bylaws, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Board of Directors has affirmatively determined that James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Mark A. Nerenhausen, Arnold Sevell and Orlando Sharpe, who together comprise a majority of the members of the Board, are “independent” as such term is defined in the listing standards of the NYSE. In determining Mr. Becker’s independence, the Board specifically considered the fact that he served on the Board of Directors of Benihana Inc. (“Benihana”) with Alan B. Levan and John E. Abdo. Messrs. Levan and Abdo serve as Chairman, Chief Executive Officer and President of BFC Financial Corporation (“BFC”) and Vice Chairman of BFC, respectively. BFC beneficially owns shares of the Company’s common stock representing approximately 54% of the issued and outstanding shares of such stock and held a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. In determining Mr. Nerenhausen’s independence, the Board specifically considered that he served as President and Chief Executive Officer of the Performing Arts Center Authority (PACA) until March 2009, and Mr. Abdo is a member of the Board of Directors of PACA.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established standing Audit, Compensation, Nominating/Corporate Governance and Investment Committees. In addition, the Board of Directors may, from time to time, establish special committees to address specific, significant matters. During 2011, a special committee comprised of the disinterested members of the Board of Directors was formed to explore, negotiate the terms of and take other actions with respect to potential strategic transactions between the Company and BFC. See “Majority Shareholder; Related Person Transactions” below for additional information regarding the merger agreements entered into between the Company and BFC during November 2011 and November 2012.

The Board has adopted a written charter for the Audit, Compensation and Nominating/Corporate Governance Committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investors” section of the Company’s website at www.bluegreencorp.com, and each is available in print, without charge, to any shareholder.

The Board met sixteen times during 2011. Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served. In addition, all eight of the Company’s directors attended the Company’s 2011 annual meeting of shareholders, although the Company does not have a formal policy requiring them to do so.

The Audit Committee

From January through April 2011, the Audit Committee consisted of Norman H. Becker, Chairman, Robert F. Dwors, J. Larry Rutherford and Arnold Sevell. Messrs. Dwors and Rutherford resigned from the Board and its committees during April 2011, and Lawrence A. Cirillo was thereafter appointed to the Audit Committee to fill one of the vacancies created by such resignations. In addition, during July 2011, Orlando Sharpe was appointed to the Audit Committee. As a result, the Audit Committee currently consists of Mr. Becker, Chairman, and Messrs. Cirillo, Sevell and Sharpe. The Audit Committee met eight times during 2011 and its members also held various informal conference calls and meetings as a committee.

The Board has determined that all members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the NYSE and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. Becker has been determined to be qualified as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC, and the Board has determined that Mr. Becker has finance and accounting expertise which results in his “financial sophistication” within the meaning of the listing standards of the NYSE.

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The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with the Company’s internal audit group, management and independent auditor. The Committee receives information concerning internal controls over financial reporting and any deficiencies in such controls and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included on page 18.

The Compensation Committee

During 2011, the Compensation Committee initially consisted of Scott W. Holloway, Chairman, J. Larry Rutherford and Arnold Sevell. As described above, Mr. Rutherford resigned from the Board and its committees during April 2011. In addition, Mr. Holloway’s service on the Board expired at the Company’s 2011 annual meeting of shareholders held during July 2011. At the meeting of the Board of Directors held following the Company’s 2011 annual meeting of shareholders, James R. Allmand, III and Norman H. Becker were appointed to the Compensation Committee. In addition, Mr. Sevell was named Chairman of the Compensation Committee. As a result, the Compensation Committee currently consists of Mr. Sevell, Chairman, and Messrs. Allmand and Becker. The Compensation Committee met ten times during 2011.

The Board has determined that all members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE, “Non-Employee Directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors,” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s annual incentive and equity-based compensation plans.

The Nominating/Corporate Governance Committee

From January through July 2011, the Nominating/Corporate Governance Committee (the “NCG Committee”) consisted of Arnold Sevell, Chairman, Norman H. Becker and Lawrence A. Cirillo. During July 2011, James R. Allmand, III replaced Mr. Becker as a member of the NCG Committee and was named Chairman of the NCG Committee. As a result, the NCG Committee currently consists of Mr. Allmand, Chairman, and Messrs. Cirillo and Sevell. The Board has determined that all of the members of the NCG Committee are “independent” within the meaning of the listing standards of the NYSE. The NCG Committee met six times during 2011.

The NCG Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

The NCG Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. If the NCG Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the NCG Committee will consider potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as described below. Generally, candidates for directorships will be identified through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the NCG Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the NCG Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the NCG Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the NCG Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the NCG Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During May 2011, the NCG Committee recommended two new director candidates, James R. Allmand, III and Orlando Sharpe, for election to the Board at the Company’s 2011 annual meeting of shareholders. The NCG Committee did not recommend any newly identified candidates for election to the Board during 2012.

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The Investment Committee

From January through April 2011, the Investment Committee consisted of Alan B. Levan, Chairman, John E. Abdo and J. Larry Rutherford. As described above, Mr. Rutherford resigned from the Board and its committees during April 2011.

The Investment Committee assists the Board in supervising and overseeing the management of the Company’s investments in capital assets. Specifically, the Investment Committee reviews and approves all real property acquisitions and authorizes new project debt subject to guidelines established by the Board. The approval of the Investment Committee is required prior to the Company’s acquisition of real estate or for project financing. The decisions of the Investment Committee are subject to ratification by the full Board of Directors. The Investment Committee did not hold any formal meetings during 2011.

Leadership Structure

Alan B. Levan has served as the Company’s Chairman since May 2002. John M. Maloney, Jr. has served as the Company’s Chief Executive Officer since January 2007. The Board believes that the advisability of having a separate or combined Chairman and Chief Executive Officer positions is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging their strengths. At this time, given the composition of the Board and the effective interaction between Mr. Levan, as Chairman, and Mr. Maloney, as Chief Executive Officer, the Board believes that separating the Chairman and Chief Executive Officer positions provides the Company with the appropriate foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter and the rules of the NYSE, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal auditors regarding the results of their annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies, and the NCG Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. These risk oversight responsibilities are in addition to the responsibilities of the committees described above. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management process and system. While the Board recognizes that the risks which the Company faces are not static and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management and Independent Directors

During 2011, the Company’s non-management directors met three times in executive session of the Board in which members of management did not participate. Arnold Sevell was the presiding director for these sessions.

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Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director, or the non-management directors as a group can write to Bluegreen Corporation, Attn: Investor Relations, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted in the “Investors” section of the Company’s website at www.bluegreencorp.com. The Company will post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, except as described below, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2011. A Form 4 was filed on May 23, 2011 to report the “cashless exercise” by John Laguardia, who then served as a director of the Company, of options to purchase 47,027 shares of common stock which was settled on May 23, 2011 but deemed to be effected for Section 16(a) reporting purposes on May 17, 2011.

PROPOSAL NO. 1 AT THE ANNUAL MEETING – ELECTION OF DIRECTORS

Nominees for Election as Director

The Board of Directors currently consists of eight directors, who are Alan B. Levan, John E. Abdo, James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Mark A. Nerenhausen, Arnold Sevell and Orlando Sharpe. Pursuant to the Company’s bylaws, each director serves for a term expiring at the Company’s next annual meeting of shareholders. The NCG Committee has recommended for nomination, and the Board has nominated, each of the Company’s eight incumbent directors for re-election to the Board at the Annual Meeting to serve for a term expiring at the Company’s 2013 annual meeting of shareholders. Each of the director nominees has consented to serve as directors, if elected. Although the Board does not contemplate that any of the nominees will be unavailable for election, if any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee, in which case the proxy holders will vote for the substitute nominee designated by the Board.

Information regarding the principal occupations and business experience for at least the past five years of each of the eight director nominees is set forth below. The following also includes, with respect each director nominee, his age, any directorships of other publicly owned companies or registered investment companies held by him during at least the past five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board, qualifies him to serve as a director and are likely to enhance the Board’s ability to manage and direct the Company’s business and affairs.

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Nominees for Election at the Annual Meeting, Each of Whom Will Serve for a Term Expiring at the 2013 Annual Meeting of Shareholders

Alan B. Levan, age 68, became a director of the Company in 2002. In May 2002, Mr. Levan was elected as the Company’s Chairman of the Board. Since 1978, Mr. Levan has served as the Chairman of the Board and Chief Executive Officer of BFC Financial Corporation or its predecessors. Mr. Levan has been the Chairman of the Board and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) (“BBX Capital”) since 1994, and he was Chairman of the Board of BankAtlantic, BBX Capital’s former wholly owned bank subsidiary, from 1987 until July 2012 when BBX Capital sold BankAtlantic to BB&T Corporation. Mr. Levan also served as a director of Benihana from June 2009 until August 2012 when Benihana was acquired by Safflower Holdings Corp. In addition to its ownership of approximately 54% of the Company’s common stock, BFC also has a controlling interest in BBX Capital and held a significant investment in Benihana prior to Safflower Holdings Corp.’s acquisition of Benihana in August 2012. Mr. Levan also served as the Chairman of the Board and Chief Executive Officer of Woodbridge Holdings Corporation from 1985 until 2009 when it merged with BFC. The Board believes that Mr. Levan’s proven leadership and his extensive business experience gained from, among other things, his service as Chairman and Chief Executive Officer of publicly traded companies enhance the Board and contribute to the Company. The Board also believes that, as the Company’s Chairman for the previous ten years, Mr. Levan has a thorough understanding of the Company’s business, affairs and prospects, which allows him to bring insight and perspective to the Board. In addition, the Board believes that Mr. Levan successfully interacts with management, including John M. Maloney, Jr., the Company’s Chief Executive Officer and President, which provides the Company with the appropriate foundation to pursue its strategic and operational objectives.

John E. Abdo, age 69, became a director of the Company in 2002. In May 2002, Mr. Abdo was elected as the Company’s Vice Chairman. Mr. Abdo has been the Vice Chairman of BBX Capital since 1994, and he was a director of BankAtlantic from 1984 until July 2012 when BBX Capital sold BankAtlantic to BB&T Corporation. Since 1993, Mr. Abdo has also served as Vice Chairman of BFC. He served as Vice Chairman of Woodbridge Holdings Corporation until September 2009 when it merged with BFC and Vice Chairman of Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. Mr. Abdo is President of Abdo Companies, Inc., and he is a member of the Board of Directors of the Performing Arts Center Authority (PACA) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. The Board believes that it benefits from the contributions that Mr. Abdo makes, and the perspective that Mr. Abdo adds, to the Board, many of which are the result of his knowledge of the Company’s business and affairs based on his service as Vice Chairman for the past nine years, and his experience and knowledge regarding the real estate sector generally.

James R. Allmand, III, age 64, became a director of the Company in 2011. Mr. Allmand has over thirty years of resort real estate and hospitality operations management experience in luxury resort hotels, marinas and master planned residential real estate, including over twenty-five years of regional multi-property responsibilities in Florida. Since 2008, he has served as Senior Vice President - Resort Operations and Real Estate of Global Resort Development, Inc., an international resort development consulting company. Prior to that time, he served as General Manager of, and provided consulting services to, Sandals Grande Antigua Resort & Spa from 2007 to 2008. He also served as Director of Advisory Services of IAG Florida Inc., a commercial, residential and hospitality development oriented company, from 2004 to 2007, and General Manager and Vice President of Hyatt Regency Pier Sixty-Six in Fort Lauderdale, Florida from 1993 to 2004. The Board believes that Mr. Allmand provides valuable insight and contributions to the Board based on his extensive experience in the real estate and hospitality industries.

Norman H. Becker, age 74, became a director of the Company in 2003. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was the Chief Financial Officer and Treasurer of Proguard Acquisition Corp. as well as a member of its Board of Directors until his resignation from such positions during June 2012. Mr. Becker was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He also served as a director of Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. The Board believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise and that his accounting and financial knowledge make him a valuable asset to the Audit Committee.

Lawrence A. Cirillo, age 73, became a director of the Company in 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. Since 2000, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc. The Board believes that it benefits from Mr. Cirillo’s business experience generally and within the sales industry in particular.

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Mark A. Nerenhausen, age 58, became a director of the Company in 2003. Since 2011, Mr. Nerenhausen has served as a professor and a director of the Syracuse University Janklow Arts Leadership Program. In addition, since August 2010, Mr. Nerenhausen has been a Principal of ZSP Consulting. From March 2009 through July 2010, Mr. Nerenhausen served as President and Chief Executive Officer of the AT&T Performing Arts Center in Dallas, Texas. He previously served as President and Chief Executive Officer of the Performing Arts Center Authority (PACA) from 1998 through March 2009. The Board believes that Mr. Nerenhausen’s leadership skills and business and management experience gained from his service in Principal, President and Chief Executive Officer positions, including the sales aspects of his positions, are valuable to the Board.

Arnold Sevell, age 64, became a director of the Company in 2002. For more than fifteen years, Mr. Sevell has been the President of Sevell Realty Partners, Inc., a full-service commercial real estate firm, and its affiliated entities, Sevell Realty Holdings, LLC, Sevell Family Holdings, LLC and Sevell Residential Realty LLC. Mr. Sevell also serves as a member of the Planning and Zoning Board of Boca Raton, Florida. The Board believes that Mr. Sevell provides expertise and insight to the Board as a result of his knowledge of, and experience within, the real estate industry and his insight into real estate markets generally.

Orlando Sharpe, age 53, became a director of the Company in 2011. Mr. Sharpe founded Sharpe Project Developments, Inc., a real estate development company, in 1990 and has served as its President since that time. From 1986 to 1990, he was employed with Arvida/JMP Partners, L.P., a residential real estate development company, where he managed the design, construction, development and property management for several office buildings, retail centers, hotels, restaurants, warehouses and mixed use commercial parks. Prior to that time, he was employed by the Weitz Co. General Contractors as a project manager on various commercial projects. His background also includes professional experience with a number of architectural and engineering firms. The Board believes that Mr. Sharpe’s knowledge of the real estate industry generally and particularly with respect to real estate development and current trends in the industry is valuable to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Identification of Executive Officers

The following individuals serve as executive officers of the Company:

Name	Age	Position

John M. Maloney, Jr.	51	President and Chief Executive Officer

Anthony M. Puleo	44	Senior Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services

David L. Pontius	57	Executive Vice President and Chief Strategy Officer; President, Bluegreen Services

David Bidgood	55	Senior Vice President; President, Bluegreen Resorts Field Sales & Marketing

Susan J. Saturday	53	Senior Vice President and Chief Human Resources Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following information is provided for the executive officers:

John M. Maloney, Jr. joined the Company in 2001 as Senior Vice President of Operations and Business Development for Bluegreen Resorts. In May 2002, Mr. Maloney was named Senior Vice President of the Company and President of Bluegreen Resorts. He was appointed Executive Vice President and Chief Operating Officer in November 2005 and President and Chief Executive Officer in January 2007. Prior to joining the Company, Mr. Maloney served in various positions with ClubCorp, including Senior Vice President of Sales and Marketing for the Owners Club by ClubCorp, and he held various positions with Hilton Grand Vacations Company, including the Director of Sales and Marketing for the South Florida area.

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Anthony M. Puleo joined the Company in 1997 as Chief Accounting Officer. Mr. Puleo was appointed Vice President in 1998 and Senior Vice President in 2004. Mr. Puleo served as Interim Chief Financial Officer from April through August 2005. In August 2005, he was appointed Chief Financial Officer and Treasurer. In January 2010, he was appointed President of Bluegreen Treasury Services. From December 1990 through October 1997, Mr. Puleo held various positions with Ernst & Young LLP, including Senior Manager in the Assurance and Advisory Business Services group. Mr. Puleo holds a B.B.A. in Accounting and is a Certified Public Accountant.

David L. Pontius joined the Company in 2007 as Senior Vice President of the Company and President of Bluegreen Resorts. Mr. Pontius was appointed President of Bluegreen Services in December 2008 and Executive Vice President and Chief Strategy Officer in September 2010. From 2002 to 2007, Mr. Pontius worked at Wyndham Vacation Ownership, Inc. and its sister company, RCI Global Vacation Network (RCI). From 2006 to 2007, he served as Executive Vice President, Hospitality, Strategic Planning and Chief Customer Officer at Wyndham Vacation Ownership. From 2002 to 2006, Mr. Pontius served as President and Chief Executive Officer of RCI North America. From 1996 to 2002, Mr. Pontius served in positions of increasing responsibilities at Hilton Grand Vacations Company, including Senior Vice President of Operations. From 1992 to 1996, Mr. Pontius served as Chief Operating Officer of Vacation Internationale, one of the pioneer companies in timesharing and points-based clubs.

David Bidgood joined the Company in 1997 as Vice President for the Midwest Region and Senior Vice President for the Midwest and Tennessee Regions. In December 2000, Mr. Bidgood was promoted to Senior Vice President, National Sales Director of Bluegreen Resorts. In 2007, Mr. Bidgood was promoted to Executive Vice President of National Sales and Marketing. In December 2008, Mr. Bidgood was appointed President of Bluegreen Resorts Field Sales & Marketing. Prior to joining the Company, Mr. Bidgood held a variety of positions involving all aspects of resort development.

Susan J. Saturday joined the Company in 1988. During her tenure, she has held various management positions, including Assistant to the Chief Financial Officer, Divisional Controller and Director of Accounting. In 1995, she was appointed Vice President and Director of Human Resources and Administration. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

Majority Shareholder; Related Person Transactions

BFC, indirectly through Woodbridge Holdings, LLC, BFC’s wholly owned subsidiary, beneficially owns approximately 16.9 million shares of the Company’s common stock, which represents approximately 54% of the issued and outstanding shares of such stock. Alan B. Levan, Chairman of the Company and Chairman, Chief Executive Officer and President of BFC, and John E. Abdo, Vice Chairman of the Company and BFC, collectively may be deemed to beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 72% of BFC’s total voting power.

On November 11, 2011, the Company entered into a merger agreement (the “2011 Merger Agreement”) with BFC and BXG Florida Corporation, an indirect wholly owned subsidiary of BFC (“Merger Sub”), which contemplated the merger of the Company with and into Merger Sub and for holders of the Company’s common stock (other than BFC, directly or indirectly through its subsidiaries) to receive eight shares of BFC’s Class A Common Stock for each share of the Company’s common stock that they held at the effective time of the merger. Consummation of the merger pursuant to the 2011 Merger Agreement was subject to a number of closing conditions, including the listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the merger. Due to the inability to satisfy all required closing conditions and in connection with the parties’ entry into the 2012 Merger Agreement described below, effective November 14, 2012, the parties agreed to terminate the 2011 Merger Agreement.

On November 14, 2012, the Company, BFC, Woodbridge Holdings, LLC, a wholly owned subsidiary of BFC and the parent company of Merger Sub (“Woodbridge”), and Merger Sub entered into a new definitive merger agreement (the “2012 Merger Agreement”) pursuant to which Merger Sub would merge with and into the Company, with the Company continuing as the surviving corporation of the merger and a wholly owned subsidiary of Woodbridge. Subject to the terms and conditions of the 2012 Merger Agreement, the Company’s shareholders (other than BFC, directly or indirectly through its subsidiaries, and shareholders of the Company who duly exercise appraisal rights in accordance with Massachusetts law) will receive consideration of $10.00 in cash for each share of the Company’s common stock that they hold at the effective time of the merger. In addition, each option to acquire shares of the Company’s common stock that is outstanding at the effective time of the merger, whether exercisable or unexercisable, will be canceled in exchange for the holder’s right to receive, with respect to each share subject to the option, the $10.00 per share merger consideration less the exercise price of the option. In addition, each restricted stock award outstanding at the effective time of the merger will convert into the right to receive, with respect to each share subject to the award, the $10.00 per share merger consideration. Consummation of the merger is subject to a number of closing conditions, including the approval of the Company’s shareholders and Woodbridge obtaining the financing necessary to pay the aggregate merger consideration. There is no assurance that the merger will be consummated on the contemplated terms, or at all.

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Both the 2011 Merger Agreement (including the termination thereof) and the 2012 Merger Agreement were approved by a special committee comprised of the Company’s independent directors as well as the Company’s full Board of Directors.

The Company paid BFC or its affiliated entities approximately $1.7 million and $1.2 million during 2010 and 2011, respectively, for management advisory, risk management, administrative and other management services. Additionally, during 2010, the Company reimbursed BFC and its Woodbridge Holdings subsidiary approximately $1.4 million for certain expenses incurred in assisting the Company in its efforts to explore additional sources of liquidity. In addition, the Company and BFC have an agreement relating to the maintenance of different registered public accounting firms. Pursuant to the agreement, the Company reimbursed BFC for the approximately $0.6 million and $0.5 million of fees which BFC paid to PricewaterhouseCoopers LLP, its independent registered public accounting firm (“PwC”), in connection with certain review procedures performed at the Company as part of PwC’s annual audit of BFC’s consolidated financial statements for 2010 and 2011, respectively.

Beginning in 2009, the Company entered into a land lease with Benihana, which constructed and operates a restaurant at one of the Company’s resort properties. During each of 2010 and 2011, the Company received lease payments from Benihana of approximately $0.1 million. BFC held a significant investment in Benihana, and Alan B. Levan and John E. Abdo served on Benihana’s Board of Directors, until August 2012 when Benihana was acquired by Safflower Holdings Corp.

On May 4, 2012, the Company sold substantially all of the assets that comprised Bluegreen Communities, the Company’s former residential communities business segment, to Southstar Development Partners, Inc. (“Southstar”) for a purchase price of $29.0 million in cash. This sale was consummated pursuant to a Purchase and Sale Agreement, dated October 12, 2011 (as subsequently amended), between seven of the Company’s subsidiaries and Southstar. Southstar also agreed to pay an amount equal to 20% of the net proceeds (as calculated in accordance with the terms of the agreement), if any, it receives upon its sale, of two specified parcels of real estate purchased by Southstar under the agreement. Certain assets including Bluegreen Communities’ notes receivable portfolio were not sold to Southstar. J. Larry Rutherford, who served as a member of the Company’s Board of Directors until April 30, 2011, is the President and Chief Executive Officer of Southstar.

Compensation of Named Executive Officers

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued by the Company during the years ended December 31, 2011 and 2010 to or on behalf of the Company’s Chief Executive Officer and each of the next two highest paid executive officers of the Company during the year ended December 31, 2011 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(4)	Total ($)

John M. Maloney, Jr., President and Chief Executive Officer	2011	$600,000	$750,000	(1)	—	—	$239,000	—	$281,990	$1,870,990
	2010	600,000	750,000	(1)	—	—	—	—	10,133	1,360,133

David L. Pontius, Executive Vice	2011	475,000	—		—	—	524,268	—	129,600	1,128,868
President and Chief Strategy	2010	475,000	—		—	—	669,872	—	12,000	1,156,872
Officer; President – Bluegreen
Services(2)

David A. Bidgood, Senior Vice President; President – Bluegreen Resorts Field Sales and Marketing	2011	400,000	—		—	—	698,250	—	125,921	1,224,171
	2010	400,000	—		—	—	624,513	—	9,900	1,034,413

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(1)	Executives of the Company are eligible to receive bonuses at the discretion of the Compensation Committee based on a subjective evaluation of overall performance in areas outside those that are objectively measured from financial results. The amounts for Mr. Maloney for 2011 and 2010 represent discretionary cash bonuses.

(2)	During April 2007, the Company entered into a letter agreement relating to Mr. Pontius’ employment with the Company. Under the terms of the letter agreement, the Company agreed to pay Mr. Pontius an annual base salary, subject to increases at the discretion of the Compensation Committee. Mr. Pontius’ annual base salary was $475,000 for 2010 and 2011. The letter agreement also provides for Mr. Pontius to receive certain benefits and to be eligible to receive a bonus of 100% to 150% of his base salary based upon the achievement of targeted financial performance objectives under the Company’s 2006 Performance-Based Annual Incentive Plan, as described below. Additional information regarding the letter agreement is set forth below under the heading “Potential Payments upon Termination or Change in Control.”

(3)	The Company’s 2006 Performance-Based Annual Incentive Plan is a cash bonus plan that includes a formula-based element pursuant to which bonuses are tied to the financial performance of the Company and its divisions. Mr. Pontius earned bonuses of $669,872 and $444,268 during 2010 and 2011, respectively, based on his achievement during those years of the financial performance objectives under the plan related generally to Bluegreen Resorts’ and Bluegreen Services’ field operating profit. During 2010 and 2011, Mr. Bidgood earned bonuses of $624,513 and $618,250, respectively, based on his achievement of the financial performance objectives under the plan related generally to timeshare sales and selling, general and administrative expenses (excluding corporate overhead and certain other items). Additionally, during 2011, the Company accrued $239,000, $80,000 and $80,000 related to bonuses payable under the Company’s 2011 Long Term Incentive Plan to Messrs. Maloney, Bidgood and Pontius, respectively, based on the achievement during 2011 of performance objectives related to the Company’s EBITDA (as calculated for purposes of such plan). These bonuses were paid during 2012. See “2011 Long Term Incentive Plan” below for further information.

(4)	All other compensation during 2011 presented above for Messrs. Maloney, Pontius and Bidgood includes cash payments of $271,688, $117,600 and $116,021, respectively, paid to them under the November 2011 agreements described below pursuant to which certain unvested restricted shares of the Company’s common stock previously granted to them were relinquished and cancelled. See “Modification of Restricted Share Awards” below for further information.

Modification of Restricted Share Awards

In November 2011, the Company entered into agreements with certain of its executive officers, including each of the Named Executive Officers, and other individuals holding unvested restricted shares of the Company’s common stock previously granted to them under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) and the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). Under the terms of the agreements, the individuals agreed to relinquish certain unvested restricted shares of the Company’s common stock held by them in exchange for a cash payment to be made in two equal installments. The first installment was paid in December 2011, with the second installment due by December 31, 2012, subject to continued employment with the Company (except in the case of an individual’s death or disability). The table below sets forth information with respect to the agreements entered into with the Named Executive Officers.

		Information Pertaining to Restricted Stock Relinquished
Named Executive Officer	Total Cash Payment	Grant Date	Number of Shares	Vesting Date
John M. Maloney, Jr.	$543,375	July 18, 2007	37,848	July 18, 2012
		February 13, 2008	77,336	February 13, 2013
		May 21, 2008	275,000	May 21, 2013(1)
David L. Pontius	$235,200	February 13, 2008	56,391	February 13, 2013
		May 21, 2008	112,500	May 21, 2013(1)
David A. Bidgood	$232,041	July 18, 2007	25,232	July 18, 2012
		February 13, 2008	56,391	February 13, 2013
		May 21, 2008	85,000	May 21, 2013(1)

(1) These shares of restricted stock were previously subject to earlier vesting in the event of a transaction which resulted in a change in control of the Company, in which case a percentage (of up to 100%) of the shares would have vested depending on both the timing of the event and the price for a share of the Company’s common stock in the change in control transaction.

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Modification of Stock Options

During October 2011, the Compensation Committee, acting pursuant to its authority under the 2008 Plan, accelerated the vesting of options previously granted under the 2008 Plan to purchase an aggregate of 695,000 shares of the Company’s common stock at an exercise price of $7.50 per share. As a result of this acceleration, to the extent such stock options had not previously vested, all such stock options fully vested on October 26, 2011. Subsequently, the Company entered into stock option agreement amendments with certain of its executive officers, including each of the Named Executive Officers, and employees. Under the terms of the amendments, the applicable options held by the individuals, which were previously granted to them under the 2005 Plan or the 2008 Plan, were modified to expire during November 2011. The options were initially scheduled to expire in 2015 or, for certain of the options, 2016. The table below sets forth information with respect to the acceleration of stock options and the amendments entered into with the Named Executive Officers.

Named Executive Officer	Grant Date	Number of Stock Options	Exercise Price	Vesting Date	Initial Expiration Date	Amended Expiration Date
John M. Maloney, Jr.	July 20, 2005	65,000	$18.36	July 20, 2010	July 20, 2015	November 25, 2011
	July 19, 2006	45,000	$12.07	July 19, 2011	July 19, 2016	November 25, 2011
	May 21, 2008	275,000	$7.50	October 26, 2011(1)	May 21, 2015	November 25, 2011
David L. Pontius	May 21, 2008	112,500	$7.50	October 26, 2011(1)	May 21, 2015	November 25, 2011
David A. Bidgood	July 20, 2005	24,000	$18.36	July 20, 2010	July 20, 2015	November 25, 2011
	July 19, 2006	30,000	$12.07	July 19, 2011	July 19, 2016	November 25, 2011
	May 21, 2008	85,000	$7.50	October 26, 2011(1)	May 21, 2015	November 25, 2011

(1)	These options were initially scheduled to vest on May 21, 2013 (subject to earlier vesting in the event of a transaction which resulted in a change-in-control of the Company, in which case a percentage (of up to 100%) of the options would have vested depending on both the timing of the event and the price for a share of the Company’s common stock in the change in control transaction). During October 2011, the vesting dates of these options were accelerated by action of the Compensation Committee on October 26, 2011, as described above.

On May 9, 2012, the Company entered into an agreement with Mr. Bidgood pursuant to which options previously granted to Mr. Bidgood to purchase an aggregate of 200,000 shares of the Company’s common stock at an exercise price of $3.45 per share were relinquished by Mr. Bidgood and canceled in exchange for a lump sum cash payment to Mr. Bidgood of $314,000. The options were granted to Mr. Bidgood during June 2002 under the Company’s 1995 Stock Incentive Plan and were previously scheduled to expire on June 25, 2012.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2011.

	Option Awards

	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable		Unexerciseable

John M. Maloney, Jr.	100,000	(1)	—	$5.84	10/9/2013

David L. Pontius	—		—	—	—

David A. Bidgood	200,000	(2)	—	$3.45	6/25/2012

(1)	Vested on October 9, 2008.

(2)	Vested on June 25, 2007. As described above, these options were relinquished by Mr. Bidgood and canceled in exchange for a lump sum cash payment to Mr. Bidgood of $314,000.

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As described above, pursuant to the terms of the 2012 Merger Agreement, each option to acquire shares of the Company’s common stock that is outstanding at the effective time of the merger, whether exercisable or unexercisable, will be canceled in exchange for the holder’s right to receive, with respect to each share subject to the option, the $10.00 per share merger consideration less the exercise price of the option.

Potential Payments Upon Termination or Change in Control

During April 2007, the Company entered into a letter agreement relating to Mr. Pontius’s employment with the Company. In addition to setting forth his compensation as described in footnote 2 to the “Summary Compensation Table” above, the letter agreement provides that, in the event of the Company’s termination of Mr. Pontius’ employment without cause (as defined in the letter agreement), Mr. Pontius will receive a severance payment in an amount equal to his then-current annual base salary ($475,000 at December 31, 2011) plus a pro-rated portion of the bonus payment that he would be entitled to receive based on the achievement of targeted financial performance objectives ($444,268 for the year ended December 31, 2011).

Except for Mr. Pontius’ letter agreement and awards which may be payable upon the occurrence of a Liquidity Event (as defined below) under the Company’s 2011 Long Term Incentive Plan described below, no Named Executive Officer is currently entitled under any plan, arrangement or agreement with the Company to receive any payment at, following, or in connection with, his resignation, retirement or other termination, a change-in-control of the Company or a change in his responsibilities following a change-in-control of the Company.

2011 Long Term Incentive Plan

During 2011, the Compensation Committee approved and adopted the Company’s 2011 Long Term Incentive Plan. The plan is designed to provide certain members of senior management of the Company incentives that are based on the achievement of certain financial targets relating to the Company’s business and operations. The plan, which is administered by the Compensation Committee, is based on a point system, pursuant to which individuals selected by the Compensation Committee to participate in the plan (“Participants”) for each calendar year during the term of the plan (each, a “Performance Period”) will be allocated points representing fractional interests in award amounts payable under the plan. The aggregate award amount payable under the plan for each Performance Period will be based on the Company’s actual EBITDA as compared to its target EBITDA (in each case, as defined in the plan), but is earned and payable only to the extent of available free cash and other terms and conditions, all as further defined in the plan. Under the terms of the plan, Participants are also entitled to awards upon the occurrence of certain liquidity events, including, but not limited to, the sale of the Company or its businesses (each, a “Liquidity Event”), with the amount of such awards to be primarily based on the consideration received by the Company or its shareholders, as applicable, in connection with the Liquidity Event and the average EBITDA ratio described above for plan years prior to the Liquidity Event. The Company paid Mr. Maloney approximately $239,000 and each of Messrs. Bidgood and Pontius approximately $80,000 under the plan based on the achievement of 2011 performance objectives related to the above-described EBITDA and available free cash criteria. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. See “Proposal No. 2 at the Annual Meeting - Approval of the Company’s 2011 Long term Incentive Plan” below for further information regarding the plan.

Compensation of Directors

The Company’s compensation policy for non-employee directors was designed in an attempt to achieve the following goals: (i) compensation should pay directors fairly for work required by a company of similar size and scope to the Company; (ii) compensation should align directors’ interests with the long-term interests of the Company’s shareholders; and (iii) the structure of the compensation should be simple, transparent and easy for shareholders to understand.

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The Company currently compensates its non-employee directors through cash fees. Other than Alan B. Levan and John E. Abdo, each non-employee director currently earns $70,000 annually for his service on the Board of Directors. Non-employee directors, other than Messrs. Levan and Abdo, previously received $100,000 annually for their service. In 2011, each of Messrs. Levan and Abdo received cash compensation of $100 for their service on the Board, and Mr. Abdo also received $6,251 of benefits. In addition, during 2008, each of Messrs. Levan and Abdo received, in consideration for his service as Chairman and Vice Chairman, respectively, (i) options to purchase 50,000 shares of the Company’s common stock at an exercise price of $9.31 per share, (ii) options to purchase an additional 71,000 shares of the Company’s common stock at an exercise price of $7.50 per share and (iii) 71,000 shares of restricted stock. Each of the awards granted to Messrs. Levan and Abdo during 2008 is scheduled to vest in May 2013; provided, however, that in the event of a transaction which results in a change in control of the Company, a percentage (of up to 100%) of the options and restricted stock described in clauses (ii) and (iii) above, respectively, will vest depending on both the date of the change in control and the actual price for a share of the Company’s common stock in the transaction which results in the change-in-control. As described above, pursuant to the terms of the 2012 Merger Agreement, each option to acquire shares of the Company’s common stock that is outstanding at the effective time of the merger, whether exercisable or unexercisable, will be canceled in exchange for the holder’s right to receive, with respect to each share subject to the option, the $10.00 per share merger consideration less the exercise price of the option. In addition, each restricted stock award outstanding at the effective time of the merger will convert into the right to receive, with respect to each share subject to the award, the $10.00 per share merger consideration.

In addition to compensation paid to its directors for their service on the Board generally, the Company currently compensates its directors for their services on the committees of the Board as follows. Members of the Audit Committee, other than its Chairman, receive $10,000 in cash annually. The Chairman of the Audit Committee receives $15,000 in cash annually. The Chairmen of the NCG Committee and the Compensation Committee each receive $3,500 in cash annually. Other members of the NCG Committee and the Compensation Committee do not currently receive additional compensation for their service on those committees. In addition, during 2011, a special committee comprised of the disinterested members of the Board of Directors was formed to explore, negotiate the terms of and take other actions with respect to potential strategic transactions between the Company and BFC. Norman H. Becker, Lawrence A. Cirillo, Arnold Sevell, James R. Allmand, III and Orlando Sharpe served on the special committee, with Mr. Sevell being selected to serve as Chairman of the special committee. In addition, Mark Nerenhausen served as a non-voting member of the special committee. Mr. Sevell received $25,000 for serving as Chairman of the special committee. Each of the other members of the special committee received $15,000. In addition, each member of the special committee, including Mr. Sevell, receives $1,000 for each meeting of the special committee which he attended in person or via teleconference. See “Majority Shareholder; Related Person Transactions” above for additional information regarding the merger agreements entered into between the Company and BFC during November 2011 and November 2012.

Except as described above, directors do not receive additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which they serve.

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Director Compensation Table - 2011

The following table sets forth certain information regarding the compensation paid or accrued by the Company to or on behalf of each individual who served as a non-employee director of the Company during the year ended December 31, 2011 for their Board and committee service during the year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alan B. Levan	$100	$—	$—	$—	$—	$—	$100

John E. Abdo	100	—	—	—	—	6,251	6,351

Norman H. Becker	123,500	—	—	—	—	—	123,500

Lawrence A. Cirillo	116,167	—	—	—	—	—	116,167

James R. Allmand III (1)	52,625	—	—	—	—	—	52,625

Orlando Sharpe (1)	54,333	—	—	—	—	—	54,333

Mark A. Nerenhausen	108,500	—	—	—	—	—	108,500

Arnold Sevell	133,000	—	—	—	—	—	133,000

J. Larry Rutherford (3)(4)	41,667	—	—	—	—	—	41,667

Scott Holloway (2)	60,375	—	—	—	—	—	60,375

John Laguardia (2)	58,333	—	—	—	—	—	58,333

Robert Dwors (3)	36,667	—	—	—	—	—	36,667

(1)	James R. Allmand III and Orlando Sharpe were appointed to the Board of Directors during July 2011.

(2)	Scott Holloway’s and John Laguardia’s terms on the Board of Directors expired during July 2011.

(3)	Robert F. Dwors and J. Larry Rutherford resigned from the Board of Directors during April 2011.

(4)	In addition to the $41,667 of fees earned for his services on the Board of Directors, J. Larry Rutherford also earned $29,167 in consideration for consulting services he provided subsequent to resigning from the Board of Directors.

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Company’s other filings under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders. The Audit Committee’s meetings are designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management, internal auditors and independent auditors. During 2011, the Audit Committee discussed with the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors for fiscal 2011 (“E&Y”), the overall scope and plans for their respective audits and met with the internal auditors and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2011 with management and E&Y.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the Company’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent auditors.

The Audit Committee also discussed with E&Y matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

E&Y also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with E&Y its independence from the Company. When considering E&Y’s independence, the Audit Committee considered whether E&Y’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to E&Y for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Norman H. Becker, Chairman

Lawrence A. Cirillo

Arnold Sevell

Orlando Sharpe

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Fees to Independent Registered Public Accounting Firm

for Fiscal 2010 and 2011

The following table presents fees billed for professional services rendered by E&Y for the audit of the Company’s annual financial statements for fiscal 2010 and 2011, and fees billed for audit-related services, tax services and all other services rendered by E&Y for those years.

	Year Ended December 31,
	2010	2011

Audit fees (1)	$1,232,147	$1,206,264
Audit-related fees (2)	358,863	199,952
Tax fees (3)	43,000	83,685
Other (4)	1,995	1,995

(1)	The 2010 and 2011 fees relate to the audit of the Company’s consolidated financial statements, assessments of the Company’s internal control over financial reporting, quarterly reviews of the Company’s interim financial statements and accounting consultations on matters addressed during the audit or interim reviews. Such fees also include amounts related to registration statement filings.

(2)	The 2010 and 2011 fees include $65,280 and $71,450, respectively, for the financial statement audit of one of the Company’s subsidiaries. The balance of the 2010 and 2011 fees relate primarily to the audit of the Company’s Retirement Savings Plan and agreed-upon procedures during those years in connection with the Company’s servicing of notes receivable portfolios.

(3)	The 2010 and 2011 fees include fees for reviewing the Company’s federal income tax returns and certain of its state income tax returns.

(4)	The 2010 and 2011 fees represent the cost of an online accounting research subscription.

Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditors’ retention to audit the Company’s financial statements, including the associated fee arrangement, is approved by the Audit Committee before any audit work for that year is commenced. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditors, and management may present additional services for specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman of the Audit Committee so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting and obtain ratification of such approval by the entire Audit Committee.

All audit-related services, tax services and other services during 2010 and 2011 were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In addition to the amounts included in the table above, during 2010 and 2011, PwC performed certain review procedures at the Company as part of its annual audit of BFC’s consolidated financial statements. The Company reimbursed BFC approximately $0.6 million and $0.5 million for fees which BFC paid to PwC in connection with these services for its audits for fiscal 2010 and 2011, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 13, 2012, certain information as to persons owning in excess of 5% of the outstanding shares of the Company’s common stock. In addition, the following table includes the outstanding securities beneficially owned by (i) the Company’s directors, (ii) each of the Named Executive Officers and (iii) Bluegreen’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s common stock as of November 13, 2012. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Company or the SEC pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s common stock (i) over which he, she or it has or shares, directly or indirectly, voting or investment power or (ii) of which he, she or it has the right to acquire beneficial ownership at any time within 60 days after November 13, 2012. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose, or direct the disposition of, shares. Unless otherwise noted, each beneficial owner has sole voting and investment power over the shares beneficially owned.

Name	Common Stock		Options Exercisable Within 60 Days	Total Shares Beneficially Owned	Percent of Shares Outstanding (1)
BFC Financial Corporation (2)	16,922,953	(3)	—	16,922,953	53.6%
2100 W. Cypress Creek Road
Ft. Lauderdale, FL 33309
John E. Abdo (2)	16,922,953	(3)	150,000	17,072,953	53.8%
James R. Allmand, III	—		—	—	—
Norman H. Becker	34,940		16,010	50,950	*
Lawrence A. Cirillo	100		77,712	77,812	*
David A. Bidgood	—		—	—	—
Alan B. Levan (2)	16,923,053	(3)	150,000	17,073,053	53.8%
John M. Maloney, Jr.	20,000		100,000	120,000	*
Mark A. Nerenhausen	32,384		24,499	56,883	*
David L. Pontius	—		—	—	—
Arnold Sevell	1,000		81,748	82,748	*
Orlando Sharpe	—		—	—	—
All directors and executive officers as of November 13, 2012 as a group (13 persons)	17,011,477		624,969	17,636,446	54.8%
Dimensional Fund Advisors Inc. (4)	2,704,394		—	2,704,394	8.6%
1299 Ocean Avenue, Santa Monica, CA 90401

*	Less than 1%.

(1)	In accordance with applicable SEC rules and regulations, the denominator used to calculate the percent of shares outstanding includes shares which may be acquired by the applicable individual, company or group upon the exercise of stock options that are exercisable within 60 days, plus 31,555,513 shares outstanding as of the close of business on November 13, 2012.

(2)	BFC may be deemed to beneficially own the 16,922,953 shares which are held directly by its wholly-owned subsidiary, Woodbridge Holdings, LLC. Messrs. Levan and Abdo may be deemed to control BFC, and therefore the shares beneficially owned by BFC may also be deemed to be beneficially owned by Messrs. Abdo and Levan (as reported in a Form 4 filed with the SEC on November 17, 2009 for Messrs. Abdo and Levan).

(3)	Pursuant to BFC’s Amended and Restated Articles of Incorporation, as amended on April 4, 2012, in the event that BFC defaults on its dividend or mandatory redemption obligations with respect to its 5% Cumulative Preferred Stock, then the holders of BFC’s 5% Cumulative Preferred Stock will be entitled to receive from BFC shares of the Company’s common stock having, in the aggregate, a “fair market value” equal to the amount of the dividend or redemption payment, as the case may be, to the extent not timely paid by BFC; provided that the maximum number of shares of the Company’s common stock which the holders of BFC’s 5% Cumulative Preferred Stock may receive as a result of one or more defaults with respect to BFC’s mandatory redemption obligation is 5,000,000 shares (subject to adjustment in the case of a stock split or other applicable share combination or division affecting the Company’s common stock). For purposes of determining the number of shares of the Company’s common stock to which the holders of BFC’s 5% Cumulative Preferred Stock would be entitled to receive in the event of a default, “fair market value” will be based on the average closing price of the Company’s common stock on the NYSE during the ten-trading day period ending on, and including, the date of the default.

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(4)	As reported in a Schedule 13G/A filed with the SEC on February 14, 2012, Dimensional Fund Advisors LP, subject to the following qualifications, has sole voting power over 2,650,200 of such shares and sole dispositive power over all 2,704,394 of such shares. In that Schedule 13G/A, Dimensional Fund Advisors LP disclosed that: (i) it furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”); (ii) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds; (iii) in its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or any of its subsidiaries possess voting and/or investment power over the shares that are owned by the Funds; (iv) all 2,704,394 shares reported in the Schedule 13G/A are owned by the Funds; and (v) Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.

PROPOSAL NO. 2 AT THE ANNUAL MEETING – APPROVAL OF THE COMPANY’S

2011 LONG TERM INCENTIVE PLAN

During October 2011, the Compensation Committee approved and adopted the Company’s 2011 Long Term Incentive Plan (referred to within this section as the “Plan”), which is a cash bonus plan designed to provide certain members of senior management of the Company incentives that are based on the achievement of certain financial targets relating to the Company’s business and operations.

Section 162(m) of the Code places a $1,000,000 annual limit on a public company’s federal income tax deduction for compensation paid to its chief executive officer and other employees (other than its chief financial officer) whose compensation is required to be reported to shareholders under the Exchange Act and the rules and regulations promulgated by the SEC thereunder. This limitation does not apply to shareholder-approved “performance-based compensation.” To qualify for this exemption, compensation awards must be subject to performance goals, the material terms of which have been approved by shareholders within five years before the grant date. Accordingly, the Compensation Committee’s adoption of the Plan as it relates to compensation payable under the Plan to “Covered Employees” (as defined in the Plan) in respect of Performance Periods beginning on or after January 1, 2012 is subject to the approval of the Company’s shareholders, and the Company is requesting that its shareholders approve the Plan.

Set forth below is a summary of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Purpose of the Plan

The Plan is designed to provide certain members of senior management of the Company incentives that are based on the achievement of certain financial targets relating to the Company’s businesses. The ultimate purpose of the Plan is to motivate and retain senior management and to strengthen their commitment to the Company and its businesses by providing additional compensation in the form of bonus payments payable under, and subject to the terms and conditions of, the Plan and, in doing so, align the interests of senior management with the interests of the Company’s shareholders.

Description of the Plan

Administration. The Plan is administered by the Compensation Committee. Certain of the rights of the Compensation Committee with respect to its administration of the Plan are further discussed below.

Term. The Plan became effective on January 1, 2011 and, unless earlier terminated, will be applicable for each calendar year through and including the year ending December 31, 2015. Each such calendar year is referred to as a “Performance Period.” Unless earlier terminated, (i) the portion of the Plan relating to annual bonus awards will terminate following the last payment of any such award under the Plan, and (ii) the portion of the Plan relating to Liquidity Event (as hereinafter defined) bonus awards will terminate following the last payment of any such award under the Plan.

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Eligibility. The Compensation Committee has the authority to designate the participants in the Plan (“Participants”), each of whom shall be an employee of the Company or any of its affiliates and actively involved in the management of one or more of the Company’s businesses which are designated by the Compensation Committee as “Covered Businesses” under the Plan. Subject to certain exceptions in the case of a Participant’s Separation of Service (as defined in the Plan) from the Company due to his or her death or Disability (as defined in the Plan), a Participant will not be entitled to receive any payment under the Plan if he or she experiences a Separation of Service on or before the date on which the bonus is paid (or, in the event of a payment under the Plan related to the occurrence of a Liquidity Event, before the effective time of the Liquidity Event).

For the 2012 Performance Period, eleven individuals, including each of the Named Executive Officers, were deemed eligible to participate in the Plan, and each of them was selected by the Compensation Committee as Participants.

Points-Based Plan. The Plan is based on a point system pursuant to which Participants for each Performance Period will be allocated points representing fractional interests in award amounts payable under the Plan.

Allocation of Points. With respect to each Performance Period, there will initially be up to 100 Points available to be allocated to Participants. Within the first 90 days of each Performance Period, the Compensation Committee will prepare and deliver an award agreement to each Participant which will state the number of points allocated to such Participant for the Performance Period. The Compensation Committee may increase the number of points available to be allocated (but not beyond 120) through the issuance of additional award agreements to an individual who (i) was not employed by the Company on the initial allocation date or (ii) is not a Covered Employee and the capacity in which such individual is employed has changed since the initial allocation date. The Compensation Committee may allocate whole or fractional points (or both) to Participants. Each Participant will then have a sharing percentage in the bonus payable under the Plan for the Performance Period equal to the number of points allocated to him or her for the Performance Period over the total number of points allocated to all Participants for the Performance Period (the “Sharing Percentage”). No Participant may have a Sharing Percentage in excess of 40%.

Financial Performance Objectives; Bonus Amounts. Within ninety days following the beginning of each annual Performance Period, the Compensation Committee, in consultation with the Chief Executive Officer of the Covered Businesses, will establish a Cumulative Target Adjusted EBITDA for such Performance Period. The aggregate bonus for all Participants in the Plan for such Performance Period will be based on the ratio of the Company’s Cumulative Adjusted EBITDA as compared to the Cumulative Target Adjusted EBITDA established by the Compensation Committee; provided, however, that bonuses will be earned and payable only to the extent of the Company’s available free cash (Cumulative Net Free Cash) and certain other terms and conditions of the Plan. Each Participant will be entitled to a bonus payment in an amount equal to his or her Sharing Percentage of the aggregate bonus amount.

Adjusted EBITDA is defined under the Plan to mean the combined income (loss) of the Covered Businesses (i) plus certain additional items, including Other Interest Expense (as defined in the Plan), provision (benefit) for income taxes, depreciation and amortization, stock compensation expenses, non-cash impairment charges relating to assets acquired or developed (or, in the case of notes receivable, originated) prior to January 1, 2009 and expenses relating to the Plan and (ii) minus other interest income and certain recoveries resulting in the recognition of profit.

To the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of payment under the Plan to a Covered Employee as “performance-based compensation,” the Compensation Committee may, at any time prior to the final determination of payments for a Performance Period, adjust the Company’s Cumulative Adjusted EBITDA and/or Cumulative Net Free Cash to reflect the impact of (i) specified corporate transactions, (ii) special charges, (iii) foreign currency effects, (iv) accounting or tax changes, (v) other extraordinary or nonrecurring events and (vi) the Company’s commencement of, or engagement in, Non-Covered Businesses. In addition, within 90 days following the beginning of each Performance Period (and in any event while the performance relating to targets under the Plan for the Performance Period is uncertain), the Compensation Committee may establish the manner in which Cumulative Adjusted EBITDA, Cumulative Target Adjusted EBITDA and Cumulative Net Free Cash and their definitions will be measured against performance with respect to the Performance Period, including to reflect the Company’s commencement of Non-Covered Businesses.

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The annual bonus payments under the Plan for each Performance Period are to be paid under the Plan during the calendar year following the Performance Period and only after (i) all calculations relating to the payments have been audited and verified by an outside third party retained by the Compensation Committee, (ii) the distribution of payments has been finally authorized by the Company’s Board of Directors or the Compensation Committee (if so designated by the Board) and (iii) each individual award to be paid to Participants has been ratified and certified by the Compensation Committee in writing. The Compensation Committee is required to take the foregoing actions by no later than June 30 of the calendar year following the applicable Performance Period.

Liquidity Event Bonuses. Participants are also eligible to receive bonuses under the Plan in the case of certain Liquidity Events with respect to the Company or one or more of the Covered Businesses. For purposes of the Plan, a “Liquidity Event” is deemed to mean, with respect to the Company or a Covered Business, (i) the sale or other transfer of the Common Stock of the Company or equity securities of the legal entities constituting the Covered Business in a transaction or series of transactions if the shareholders of the Company or the legal entities constituting the Covered Business immediately before the transaction(s) no longer beneficially own, directly or indirectly, immediately following such transaction(s) at least 10% of the combined voting power of the outstanding voting securities of the Company or at least 10% of the combined value of the outstanding securities of the legal entities constituting the Covered Business, (ii) a merger, consolidation or reorganization with or into the Company or the legal entities constituting the Covered Business or in which securities of the Company or the legal entities constituting the Covered Business are issued in which the shareholders immediately before such transaction do not beneficially own, directly or indirectly, immediately following such transaction at least 10% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction or any parent of such corporation, or (iii) the sale of substantially all of the assets of the Company or the Covered Business to any individual or entity other than BFC or any of its affiliates or any other affiliate of the Company. A Liquidity Event will not be deemed to occur if the transaction does not constitute a “change in the ownership or effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation,” each within the meaning of Section 409A of the Code.

In the event of a Liquidity Event, an aggregate bonus amount will be established based on the ratio of the Company’s Cumulative Adjusted EBITDA as compared to the Cumulative Target Adjusted EBITDA (as described above) applied to the sum of (i) any consideration received by the Company or its shareholders, as the case may be, in connection with the Liquidity Event in excess of $100 million (plus any additional cash contributed or transferred to the Covered Businesses after January 1, 2011 as an equity investment), and (ii) all Cumulative Distributions (as defined in the Plan) through the date of the Liquidity Event. Each Participant will be entitled to a bonus payment in an amount equal to his or her average Sharing Percentage of the aggregate bonus amount. Liquidity Event bonus payments will be in the same form of consideration and on the same terms as the consideration received by the Company or its shareholders, as the case may be, in connection with the Liquidity Event, subject to certain exceptions in the event cash distributions are deemed by the Compensation Committee to be insufficient to cover the Participant’s tax obligations with respect to the bonus, in which case the Participant will be entitled to receive a cash payment in the amount of such insufficiency which will be deducted from the non-cash consideration otherwise distributable to the Participant. Bonus payments in respect of Liquidity Events are payable at the same time as the Company or its shareholders, as the case may be, receive its or their consideration in connection with the Liquidity Event.

Change in Control. A Change in Control will be deemed to occur under the Plan if BFC or its affiliates cease to beneficially own, directly or indirectly, outstanding voting securities of the Company that entitle it to elect at least a majority of the members of the Board. In the event of a Change in Control, among other requirements or prohibitions set forth in the Plan, (i) the Compensation Committee will be required to take such action as it deems necessary in good faith to equitably adjust the applicable performance targets under the Plan to reflect the effects (if any) on the Company or the Covered Businesses of the Change in Control transaction, (ii) except to the extent provided in the foregoing clause (i) or as required to comply with applicable laws, the Compensation Committee will be prohibited from amending or terminating the Plan (including any award agreement entered into thereunder) without the consent of Participants holding a majority of the Sharing Percentages, (iii) the Committee will generally be prohibited from adding or removing activities from the Covered Businesses without the consent of Participants holding a majority of the Sharing Percentages, (iv) a Participant who continues to be employed by the Company may not have his or her Sharing Percentage for any Performance Period during the remainder of the Plan’s term be less than such Participant’s Sharing Percentage as of the effective time of the Change in Control.

Clawback. The Plan also includes a clawback requirement, pursuant to which the Company will be entitled to recover certain overpayments to Participants.

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New Plan Benefits

Each of the Named Executive Officers as well as certain other executives of the Company were designated as Participants in the Plan and received awards under the Plan for the 2011 Performance Period. As described above, Mr. Maloney received an annual bonus of approximately $239,000 and each of Messrs. Bidgood and Pontius received an annual bonus of approximately $80,000 under the Plan for the 2011 Performance Period. Because the material terms of the performance goals pursuant to which these bonuses were paid were not approved in advance by the Company’s shareholders, these bonuses were subject to the deduction limitations under Section 162(m).

Each of the Named Executive Officers as well as certain other executives of the Company have also been designated as Participants in the Plan for the 2012 Performance Period. The amount of the bonuses, if any, to be paid to Messrs. Maloney, Bidgood and Pontius as well as the other Participants in the Plan for the 2012 Performance Period is not currently determinable and will be based on the results of the Company under the performance measures described above. If the performance measures established by the Compensation Committee for the 2012 Performance Period were in place during 2011, then Messrs. Maloney, Pontius and Bidgood would have received bonuses of $246,000, $81,000 and $81,000, respectively, based on the Company’s 2011 results.

Payments Subject to the Section 162(m) Deduction Limitations

While the Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation to its executive officers who are subject to Section 162(m) in a manner that satisfies the requirements for full tax deductibility for the compensation, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

In addition to bonuses which they may receive under the Plan, the Company’s executives, including the Named Executive Officers, are also eligible to receive bonuses at the discretion of the Compensation Committee based on a subjective evaluation of overall performance in areas outside those that are objectively measured from financial results. These bonuses are subject to the deduction limitations under Section 162(m). During 2011, Mr. Maloney received a discretionary cash bonus of $750,000.

Further, as described above, the annual bonus awards paid under the Plan for the 2011 Performance Period were subject to the deduction limitations under Section 162(m) because the material terms of the performance goals pursuant to which the bonuses were paid were not approved in advance by the Company’s shareholders.

There is no assurance that compensation paid by the Company in the future will meet the requirements for deductibility under Section 162(m).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2011 LONG TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth information about securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Stock Options)

Equity compensation plans approved by security holders	1,505,211	$9.03	9,309,012
Equity compensation plans not approved by security holders	—	—	—

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PROPOSAL NO. 3 AT THE ANNUAL MEETING - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. As described in further detail below, the Company has appointed PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of PwC for ratification by the Company’s shareholders as a matter of good corporate practice. If the appointment of PwC is not ratified, then the Company will review its future selection of an independent registered public accounting firm in light of that voting result.

Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Annual Meeting, which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON NOVEMBER 13, 2012

This Proxy Statement (including a form of the accompanying proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2011 are available at www.proxyvote.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and December 31, 2010. As described above, BFC currently owns, directly or indirectly, approximatrely 54% of the Company’s outstanding common stock. Accordingly, the Company’s results and financial condition are consolidated into BFC’s financial statements. PricewaterhouseCoopers LLP serves as the independent registered public accounting firm for BFC. As previously described, in connection with its annual audits of BFC’s consolidated financial statements, PwC performed certain review procedures at the Company. Further, in its audit reports on BFC’s consolidated financial statements, PwC relied on the reports of E&Y with respect to its audit of the Company’s consolidated financial statements and internal control over financial reporting.

On October 17, 2012, after consideration of the foregoing factors and the reasons for the Company using the same independent registered public accounting firm as BFC, the Audit Committee of the Company’s Board of Directors approved the engagement of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. At the same meeting, the Audit Committee approved the dismissal of E&Y as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of E&Y on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was either of such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for the modifications due to the adoption of ASC 860 and 810 on January 1, 2010. In addition, during the fiscal years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through October 17, 2012: (i) the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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During the fiscal years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through October 17, 2012, the Company did not consult with PwC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. However, as described above, PwC, in its capacity as BFC’s independent registered public accounting firm, performed certain review procedures at the Company as part of its annual audits of BFC’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010. In addition, PwC provided accounting and related services to BFC in connection with the transactions contemplated by the 2011 Merger Agreement between BFC and the Company.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, Computershare, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or Computershare if you hold registered shares. You can notify Computershare by sending a written request to Computershare, 300 Galleria Parkway, Suite 1020, Atlanta, Georgia 30339, Attn: Cassandra Shedd.

Shareholder Proposals for the 2013 Annual Meeting of Shareholders. Proposals of the Company’s shareholders intended to be presented at the Company’s 2013 annual meeting of shareholders must be received by the Company not later than July 19, 2013 (or such earlier date as specified in a report filed by the Company under the Exchange Act) to be considered for inclusion in the Company’s proxy materials relating to the 2013 annual meeting of shareholders and on or before October 2, 2013 (or such earlier date as specified in a report filed by the Company under the Exchange Act) for matters to be considered timely such that, pursuant to Rule 14a-4 under the Exchange Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal executive offices set forth on the first page of this Proxy Statement and addressed to the attention of Anthony M. Puleo, Secretary. Other requirements for inclusion are set forth in the SEC’s rules and regulations promulgated under the Exchange Act.

Proxy Solicitation Costs. All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by the Company’s directors, executive officers and regular employees, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anthony M. Puleo

Anthony M. Puleo

Secretary

November 19, 2012

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Appendix A

BLUEGREEN CORPORATION
2011 LONG TERM INCENTIVE PLAN

1.       Purpose. The Bluegreen Corporation 2011 Long Term Incentive Plan (the “Plan”) is designed to provide certain members of senior management of Bluegreen Corporation (together with its successors and assigns, the “Company”) incentives that are based on the achievement of certain financial targets and available free cash relating to the Covered Businesses. The ultimate purpose of the Plan is to motivate and retain senior management and to strengthen their commitment to the Company and its Covered Businesses by providing additional compensation in the form of bonus payments payable under, and subject to the terms and conditions of, the Plan and, in doing so, align the interests of senior management with the interests of the Shareholders. The adoption of the Plan as it relates to any Performance-Based Compensation payable to Covered Employees in respect of Performance Periods beginning on or after January 1, 2012 is subject to the approval of the Shareholders.

2.      Administration

2.1 The Plan shall be administered by the Committee. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m). For purposes of the preceding sentence, if one or more members of the Committee is not an “outside director” within the meaning of Section 162(m) but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

2.2 The Committee shall have full authority (a) to designate who shall participate in the Plan, (b) to establish the Sharing Percentage for each Participant under the Plan, (c) to establish, amend and rescind the rules and regulations relating to the Plan, (d) to interpret the Plan and any rules and regulations established hereunder and (e) to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan. The Committee’s administration of the Plan, including all rules and regulations, interpretations, selections, determinations, approvals, decisions, adjustments, revisions, amendments, exceptions, waivers, delegations and all other actions, shall be final, binding and conclusive on all Participants, the Company and all other persons having or claiming an interest in the Plan. Notwithstanding the foregoing, the Committee shall not take an action regarding the Plan for the sole purpose of reducing a payment that would have otherwise been made under the Plan to any Participant.

2.3 The Committee may exercise its discretion under the Plan, and with respect to the payments made hereunder, only to the extent permitted under Section 162(m) without adversely affecting the treatment of any payment hereunder to a Covered Employee as Performance-Based Compensation. The Committee shall not be authorized to increase the amount payable to a Covered Employee under the Plan.

2.4 The Committee may, any time prior to the final determination of payments in respect of any Performance Period to the extent permitted under Section 162(m) without adversely affecting the treatment of the payment hereunder to a Covered Employee as Performance-Based Compensation, adjust Cumulative Adjusted EBITDA or Cumulative Net Free Cash to reflect the impact of (a) specified corporate transactions, (b) special charges, (c) foreign currency effects, (d) accounting or tax changes, (e) other extraordinary or nonrecurring events and (f) the Company’s commencement of or engagement in Non-Covered Businesses. The Committee may also, in its discretion, establish the manner in which Adjusted EBITDA, Cumulative Target Adjusted EBITDA and Cumulative Net Free Cash and their component definitions will be measured against performance with respect to any Performance Period (including to reflect the Company’s commencement of or engagement in Non-Covered Businesses), by the date which is 90 days after the commencement of the relevant Performance Period, and in any event while the performance relating to such targets remains substantially uncertain.

3.       Point System. With respect to each Performance Period there shall initially be 100 Points available to be allocated to Participants hereunder (the “Initial Point Cap”). Each “Point” is a notional unit representing a fractional interest in an LTIP Bonus Amount created hereunder. The Committee may allocate whole or fractional Points (or both) and shall be under no obligation to allocate all Points constituting the Initial Point Cap. With respect to any Performance Period, the Committee may increase the number of Points available to be allocated (but not beyond 120) through the issuance of additional Award Agreements pursuant to Section 4.2 that relate to newly issued Points. With respect to any Performance Period, the greater of 100 Points and the number of Points outstanding after the issuance of newly issued Points pursuant to Section 4.2 shall be referred to as the “Applicable Point Cap.” A Participant’s “Sharing Percentage” with respect to any Performance Period shall mean the number of Points allocated to that Participant for such Performance Period divided by the Applicable Point Cap, expressed as a percentage. In no event shall the allocation of Points result in Participants in the aggregate holding Sharing Percentages in excess of 100%, nor shall the number of Points allocated to any one Participant entitle that Participant to a Sharing Percentage in excess of 40%.

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4.       Participation

4.1 Beginning of Performance Year Awards. Within the first 90 days of each Performance Period or, with respect to the 2011 Performance Period, within the first 90 days following the Effective Date, the Committee shall prepare and deliver an Award Agreement to each individual designated to participate in the Plan for that Performance Period. To become a Participant in the Plan, an individual so designated must execute an Award Agreement and deliver it to the Company. The Award Agreement for a Participant shall state the number of Points allocated to such Participant for such Performance Period, which Points, once awarded, may not be reduced with respect to such Performance Period notwithstanding any provision of this Plan to the contrary.

4.2 Mid-Performance Year Awards. With respect to any Performance Period, the Committee may deliver an Award Agreement at any time following the Initial Allocation Date to an individual who (i) was not employed by the Company on the Initial Allocation Date or (ii) is not a Covered Employee and the capacity in which such individual is employed has changed since the Initial Allocation Date. Any Points allocated under any such Award Agreement may be newly issued Points or previously issued Points that were forfeited pursuant to Section 7, provided that no more than 20 newly issued Points in the aggregate may be allocated in any Performance Period.

5.       LTIP Bonus Amounts

5.1 Annual LTIP Bonus Amounts. At the end of each Performance Period other than any Performance Period that ends on or as of the month end immediately prior to the effective time of a Liquidity Event, a maximum aggregate annual bonus amount will be established by multiplying the Average Award Percentage by Cumulative Net Free Cash and subtracting from that result Cumulative Pre-Liquidity Event Award Redemptions (each, an “Annual LTIP Bonus Amount”). Notwithstanding the foregoing, if the calculation described in this Section 5.1 results in an amount less than $0, the Annual LTIP Bonus Amount for such Performance Period shall be $0.

5.2 Liquidity Event Bonus Amount. Upon a Liquidity Event, a maximum aggregate bonus amount will be established by multiplying the Average Award Percentage by any excess of the Realization Value over the Base Value and subtracting from that result Cumulative Pre-Liquidity Event Award Redemptions (the “Liquidity Event Bonus Amount”). Notwithstanding the foregoing, if the calculation described in this Section 5.2 results in an amount less than $0, the Liquidity Event Bonus Amount shall be $0.

5.3 Undistributed Amounts. Any portion of an LTIP Bonus Amount that is not distributable to Participants because the sum of the Sharing Percentages or Average Sharing Percentages in respect of such LTIP Bonus Amount is less than 100% shall be forfeited and no Participant shall have any right to any such portion.

6.       Level of Participation in LTIP Bonus Amounts.

6.1 Annual LTIP Bonus Amounts. Subject to Sections 7 and 8, each Participant shall be entitled to a payment from each Annual LTIP Bonus Amount in an amount equal to such Participant’s Sharing Percentage of such Annual LTIP Bonus Amount.

6.2 Liquidity Event Bonus Amount. Subject to Sections 7 and 8, each Participant shall be entitled to a payment from the Liquidity Event Bonus Amount in an amount equal to such Participant’s Average Sharing Percentage of such Liquidity Event Bonus Amount.

7.       Entitlement to Payment.

7.1 Active Employment Requirement. Notwithstanding anything herein to the contrary, no Participant shall have any right to receive any portion of (i) any Annual LTIP Bonus Amount if such Participant has experienced a Separation from Service with the Company for any reason on or before the date on which the applicable Annual LTIP Bonus Amount is paid or (ii) any Liquidity Event Bonus Amount if such Participant has experienced a Separation from Service with the Company for any reason before the effective time of the Liquidity Event; provided, that if the Participant experiences a Separation from Service on account of his or her death or Disability (y) on or after the end of the applicable Performance Period (with respect to an Annual LTIP Bonus Amount) or (z) on or after the Company has entered into and the Board of Directors has approved an agreement or contract specifically related to and within 12 months thereof resulting in a Liquidity Event (with respect to a Liquidity Event Bonus Amount), then such LTIP Bonus Amount will be payable notwithstanding such Participant’s Separation from Service.

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7.2 Forfeitures. If a Participant forfeits all or any portion of the Participant’s rights to payment of any portion of any LTIP Bonus Amount pursuant to Section 7.1 or for any other reason, such Participant’s interest in such LTIP Bonus Amount shall revert to the Company. No Participant shall have any right to or interest in any amounts that would have been payable to any other Participant under the Plan if such amounts are forfeited by such other Participant or otherwise not paid to such other Participant for any reason.

8.       Form and Timing of Payment

8.1 Form. Payments to Participants from any LTIP Bonus Amount shall be in the following forms, in each case less any required withholding of taxes:

8.1.1 In the case of payments in respect of an Annual LTIP Bonus Amount, cash payable in a single lump sum.

8.1.2 In the case of payments from a Liquidity Event Bonus Amount, in the same form of consideration, in the same ratios and on the same terms as the consideration received by the Company or the Shareholders, as applicable, in connection with the Liquidity Event; provided that, to the extent cash distributions from such Liquidity Event Bonus Amount are insufficient, after taking into account any income or employment taxes withheld “at the source” from such amounts, to pay what the Committee reasonably estimates to be each Participant’s federal, state and local income, employment and excise tax obligation (if any) with respect to the Liquidity Event Bonus Amount, the amount of any such insufficiency shall be distributed to each affected Participant in cash when such amounts would have otherwise been distributed pursuant to Section 8.2.2 and deducted from the non-cash consideration otherwise distributable to such Participant.

8.2 Timing.

8.2.1 Participants shall not receive payments from any Annual LTIP Bonus Amount until (a) the calculation of the amount of the payments themselves and all other calculations ancillary to the calculation of such payments have been audited and verified by an outside third party retained by the Committee, (b) the distribution of payments has been finally authorized by the Board of Directors of the Company (the “Board”) or, if so designated by the Board, the Committee and (c) each individual award to be paid to Participants has been formally ratified and certified by the Committee in writing. The Committee shall be required to take the actions described in the foregoing clauses (a), (b) and (c) by no later than June 30 of the calendar year following the Performance Period to which the performance relates. In all cases, the Annual LTIP Bonus Amount will be paid in the calendar year following the Performance Period to which the performance relates.

 8.2.2 Participants shall receive consideration from a Liquidity Event Bonus Amount at the same time consideration in respect of the Liquidity Event is delivered to Shareholders.

8.3 Clawback. In addition to the authority to require reimbursement under applicable law of amounts paid under the Plan, the Committee has the sole and absolute authority to require that each Participant reimburse the Company for all or any portion of amounts paid from an Annual LTIP Bonus Amount if, during the three-year period starting on the date of payment or the date of the first installment, as applicable, with respect to the relevant Annual LTIP Bonus Amount, there is an audit or other re-examination of the accounting and calculations that results in a material restatement of the Covered Businesses’ combined financial statements or similar accounting treatment, which material restatement was caused by accounting error, financial reporting error, fraud, misrepresentation or similar circumstances determined in the Committee’s discretion, and would have resulted in an Annual LTIP Bonus Amount that is less than 95% of the original Annual LTIP Bonus Amount. Amounts paid to Participants from an Annual LTIP Bonus Amount that would not have been paid based on such restatement are referred to herein as “Overpayments.” If reimbursement is required pursuant to this Section 8.3, the Company will first debit any Overpayments from all future amounts payable to the Participant under the Plan; provided that if the Committee reasonably determines in good faith that no further amounts are likely to be paid pursuant to the Plan sufficient to recover all Overpayments, it may require reimbursement by the Participant of such determined insufficiency of Overpayments at such time, to the extent permitted under applicable law. If such material restatement would have resulted in an Annual LTIP Bonus Amount that is more than 105% of the original Annual LTIP Bonus Amount (referred to herein as “Underpayments”), then such Underpayments will be paid in cash in a lump sum to the extent of positive Cumulative Net Free Cash in any future Performance Period (after deducting any Annual LTIP Bonus Amounts payable in respect of such Performance Period) to the individuals who were Participants with respect to the relevant Performance Period, subject to Section 7.1.

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9.       Effect of Change in Control. Upon a Change in Control, notwithstanding any other provision of the Plan: (a) the Committee (or its successor) in consultation with Participants holding a majority of the Average Sharing Percentages shall take such action as it deems necessary in good faith to equitably adjust the applicable performance targets under the Plan to reflect the effects (if any) of the transaction or transactions resulting in the Change in Control on the Covered Businesses; (b) except to the extent provided in the foregoing clause (a), as is required to comply with applicable laws, or as consented to by Participants holding a majority of the Average Sharing Percentages, the Committee (or its successor) shall be prohibited from amending or terminating the Plan (including any Award Agreement); (c) the Committee shall not add or remove activities from the Covered Businesses without the consent of Participants holding a majority of the Average Sharing Percentages; provided that if such Participants do not consent to any such addition or removal, the Committee may elect to have the dispute resolved by an independent party by following the procedures set forth in subsection (h) below; (d) for so long as a Participant has not experienced a Separation from Service, such Participant’s Sharing Percentage for any Performance Period during the remainder of the Annual LTIP Plan Term shall not be less than such Participant’s Sharing Percentage as of the effective time of such Change in Control; (e) the Applicable Point Cap shall remain the Applicable Point Cap for the remainder of the Annual LTIP Plan Term; (f) if a Liquidity Event has not occurred by the end of the Annual LTIP Plan Term, for so long as such Participant has not experienced a Separation from Service, each Participant’s Average Sharing Percentage until a Liquidity Event occurs shall not be less than such Participant’s Average Sharing Percentage as of the last day of the Annual LTIP Plan Term; (g) the Committee (or its successor) shall not establish a Base Cash Balance for any Performance Period occurring after the Change in Control that is more than 20% in excess of the Base Cash Balance established in respect of the Performance Period in which the Change in Control occurs, unless the Chief Executive Officer and Chief Financial Officer are Participants and consent or, if both are not Participants, the two highest ranking Participants consent; (h) if Participants holding a majority of the Average Sharing Percentages dispute the Committee’s determination of Fair Market Value or Realization Value in good faith, Fair Market Value or Realization Value as applicable shall be determined by an independent party mutually selected by such Participants and the Committee within seven days of the Committee’s determination; if such Participants and the Committee cannot mutually agree on the selection of an independent party, such Participants and the Committee shall each separately select an independent party within seven days of their disagreement, which independent parties will themselves select a third independent party to make such determinations, with the cost of all such independent parties to be borne by the Company; and (i) if the Company terminates the services of any Participant for the primary purpose of preventing such Participant from becoming entitled to any specific future payment under this Plan, then such terminated Participant shall nevertheless remain entitled to such specific payment.

10.    Definitions.

10.1 “Adjusted EBITDA” for any accounting period shall mean, without duplication, the Covered Businesses’ combined Income (Loss) (but, in all cases, excluding combined Income (Loss) of Bluegreen Communities), plus for the same accounting period the sum of: (a) Other Interest Expense; (b) Provision (Benefit) For Income Taxes; (c) Depreciation and Amortization; (d) Stock Compensation Expense; (e) Non-Cash Legacy Asset Impairment Charges; and (f) LTIP Expense; less for the same accounting period the sum of (x) Other Interest Income and (y) Recoveries.

10.2 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

10.3 “Annual LTIP Bonus Amount” shall have the meaning set forth in Section 5.1.

10.4 “Annual LTIP Plan Term” shall mean the period commencing on January 1, 2011 and ending on December 31, 2015; provided, however, that if a Liquidity Event occurs prior to December 31, 2015, the Annual LTIP Plan Term shall end upon the effective time of the Liquidity Event.

10.5 “Applicable Point Cap” shall have the meaning set forth in Section 3.

10.6 “Average Award Percentage” as of any measurement date shall mean 8% multiplied by the Cumulative Adjusted EBITDA Ratio as of such measurement date.

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10.7 “Average Sharing Percentage” shall mean, with respect to any Participant, the sum of the Participant’s Sharing Percentages as of the end of each Performance Period ending on or before the effective time of a Liquidity Event divided by the number of Performance Periods that have ended on or before the effective time of a Liquidity Event. For the avoidance of doubt, if a Participant was not an employee of the Company with respect to any Performance Period, or if a Participant was an employee but did not receive an Award Agreement with respect to any Performance Period, his or her Sharing Percentage with respect to such Performance Period shall be treated as 0% for purposes of the foregoing calculation.

10.8 “Award Agreement” shall mean the agreement that sets forth the number of Points awarded to a Participant with respect to any Performance Period, as well as such additional terms and conditions as the Committee shall determine, including restrictions regarding the Participant’s solicitation of the Company’s customers and employees and on the Participant’s use of Company confidential or proprietary information.

10.9 “Base Cash Balance” shall mean $30 million with respect to the 2011 Performance Period and with respect to any subsequent Performance Period, such dollar amount as the Committee shall establish within the first 90 days of such Performance Period in consultation with the Chief Executive Officer and Chief Financial Officer of the Covered Businesses.

10.10 “Base Value” shall mean $100 million plus any additional cash contributed or transferred to the Covered Businesses after January 1, 2011 that is in the nature of an equity investment.

10.11 “beneficially own” shall have the meaning given to such term under Rule 13d-3 promulgated under the Exchange Act.

10.12 “Board” shall have the meaning set forth in Section 8.2.1.

10.13 “Change in Control” shall mean that the Effective Date Control Shareholder or its Affiliates cease to beneficially own, directly or indirectly, outstanding voting securities of the Company that entitle it to elect at least a majority of the members of the Board.

10.14 “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

10.15 “Committee” shall mean the Compensation Committee of the Board.

10.16 “Company” shall have the meaning set forth in Section 1 and the Company itself is not a Covered Business.

10.17 “Company Liquidity Event” shall mean (a) a sale, transfer, assignment or other disposition of Common Stock by one or more Shareholders in a single transaction or series of related transactions following which the Shareholders immediately before such transaction or series of transactions no longer beneficially own, directly or indirectly, immediately following such transaction or series of transactions at least ten percent (10%) of the combined voting power of the outstanding voting securities of the Company; (b) a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”) in which the Shareholders immediately before such Merger do not beneficially own, directly or indirectly, immediately following such Merger at least ten percent (10%) of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction or any parent of such corporation; or (c) the sale of substantially all of the assets of the Company to one or more Persons (other than the Effective Date Control Shareholder or any of its Affiliates or any Affiliate of the Company).

10.18 “Common Stock” shall mean the common stock, par value $0.01, of the Company, and any securities into or for which such stock is converted or exchanged.

10.19 “Covered Businesses” shall mean (a) all of the Company’s businesses and operations engaged in as of the Effective Date and (b) any other Company businesses or operations that are (x) managed at any time by any individuals who were Participants in the Plan as of the Plan’s first Initial Allocation Date and (y) designated by the Committee as such after consulting with Participants holding a majority of the Average Sharing Percentages, regardless of whether such businesses are operated as separate divisions or subsidiaries of the Company.

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10.20 “Covered Businesses Liquidity Event” shall mean (a) a sale, transfer, assignment or other disposition of capital stock or equivalent securities of the legal entities constituting the Covered Businesses by the Company or one or more Shareholders in a single transaction or series of related transactions following which the Company and/or the Shareholders immediately before such transaction or series of transactions no longer beneficially own, directly or indirectly, immediately following such transaction or series of transactions at least ten percent (10%) of the combined value of the outstanding capital stock or equivalent securities of the legal entities constituting the Covered Businesses; (b) a merger, consolidation or reorganization with or into the legal entities constituting the Covered Businesses or in which securities of the legal entities constituting the Covered Businesses are issued (a “Covered Businesses Merger”) in which the Company and/or the Shareholders immediately before such Covered Businesses Merger do not beneficially own, directly or indirectly, immediately following such Covered Businesses Merger at least ten percent (10%) of the combined voting power of the outstanding voting securities of the corporation(s) resulting from such transaction or any parent of such corporation(s); or (c) the sale of substantially all of the assets of the Covered Businesses to one or more Persons (other than the Effective Date Control Shareholder or any of its Affiliates or any Affiliate of the Company).

10.21 “Covered Employee” shall mean, for any Performance Period, a Participant who (a) as of the beginning of the Performance Period is an officer subject to Section 16 of the Exchange Act and (b) the Committee designates as a Covered Employee for purposes of this Plan within the first 90 days of such Performance Period. If the Committee does not make the designation in clause (b) for a Performance Period, all Participants described in clause (a) shall be deemed to be Covered Employees for purposes of the Plan.

10.22 “Cumulative Adjusted EBITDA” as of any measurement date shall mean the sum of Adjusted EBITDA for all accounting periods commencing on January 1, 2011 and ending on such measurement date.

10.23 “Cumulative Adjusted EBITDA Ratio” as of any measurement date shall mean the ratio of Cumulative Adjusted EBITDA as of such measurement date to Cumulative Target Adjusted EBITDA as of such measurement date expressed as a percentage, unless (a) such ratio is in excess of 125%, in which case the Cumulative Adjusted EBITDA Ratio shall equal 125%; or (b) such ratio is less than 80%, in which case the Cumulative Adjusted EBITDA Ratio shall equal 0%.

10.24 “Cumulative Distributions” as of any measurement date shall mean, for the period commencing on January 1, 2011 and ending on such measurement date, the aggregate amount of dividends or other similar payments paid by, or other transfers from, the Covered Businesses to the Company, the Shareholders or any Non-Covered Businesses.

10.25 “Cumulative Net Free Cash” as of any measurement date shall mean unrestricted cash and cash equivalents on the Covered Businesses’ combined balance sheet as of such measurement date determined in accordance with GAAP, plus the sum of (a) Cumulative Distributions and (b) Cumulative Pre-Liquidity Event Award Redemptions, less the sum of (y) unrestricted cash and cash equivalents on the balance sheet of Bluegreen/Big Cedar Vacations, LLC as of such measurement date and (z) the Base Cash Balance. As of January 1, 2011, Cumulative Net Free Cash will be treated as if it had been $0. To the extent any amount of Cumulative Net Free Cash is used as a component of calculating the amount of any Annual LTIP Bonus paid hereunder such amount of Cumulative Net Free Cash shall be transferred from the Covered Businesses to the Company.

10.26 “Cumulative Pre-Liquidity Event Award Redemptions” as of any measurement date shall mean the aggregate amount of cash payments to all Participants pursuant to the Plan for the period commencing on January 1, 2011 and ending on such measurement date.

10.27 “Cumulative Target Adjusted EBITDA” shall mean a combined amount established for the Covered Businesses with respect to each calendar year end occurring during the Annual LTIP Plan Term approved by the Committee in consultation with the Chief Executive Officer of the Covered Businesses no later than 90 days following the beginning of each such calendar year (or, in the case of calendar year 2011, following the Effective Date); provided that with respect to any Performance Period that is less than a full calendar year, Cumulative Target Adjusted EBITDA shall be the amount that was approved by the Committee in consultation with the Chief Executive Officer of the Covered Businesses with respect to the previous December 31, plus the budgeted Adjusted EBITDA through the most recently completed calendar month in accordance with the budget for that year as approved by the Committee in consultation with the Chief Executive Officer of the Covered Businesses.

10.28 “Depreciation and Amortization” for any accounting period shall mean the combined depreciation and amortization for the Covered Businesses, determined in accordance with GAAP, excluding amortization of debt issuance costs for such accounting period, if such amortization is also included in Other Interest Expense.

10.29 “Disability” shall mean that the Participant is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which the Participant participates, or, if there is no such plan, the Participant’s inability, due to physical or mental health, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days out of any 270 day consecutive day period.

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10.30 “Effective Date” shall mean the date on which this Plan is adopted by the Board.

10.31 “Effective Date Control Shareholder” shall mean any Person that directly or indirectly beneficially owns at least a majority of the Company’s Common Stock as of the Effective Date.

10.32 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

10.33 “Fair Market Value” shall mean with respect to any asset the value assigned to such asset in good faith by the Committee.

10.34 “Family Trust” shall have the meaning set forth in Section 11.1.

10.35 “GAAP” shall mean United States generally accepted accounting principles.

10.36 “Income (Loss)” for any accounting period shall mean the amount for such accounting period disclosed with the caption “Net Income (Loss)” or its equivalent, on the Covered Businesses’ combined statement of income (or combined statement of operations, as applicable) prepared in accordance with GAAP. For avoidance of doubt, such amount is meant to reflect the Covered Businesses’ combined income or loss for such accounting period after income tax, but before (a) net income (or loss) attributable to Bluegreen Communities; and (b) net income (or loss) attributable to non-controlling interest.

10.37 “Initial Allocation Date” shall mean, with respect to any Performance Period, the date on which the Committee first determines to make awards to Participants pursuant to the terms of the Plan.

10.38 “Initial Point Cap” shall have the meaning set forth in Section 3.

10.39 “Liquidity Event” shall mean a Company Liquidity Event or a Covered Businesses Liquidity Event. Notwithstanding the foregoing, a Liquidity Event shall be deemed to have occurred only if such Liquidity Event constitutes a “change in the ownership or effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation,” each within the meaning of Section 409A.

10.40 “Liquidity Event Bonus Amount” shall have the meaning set forth in Section 5.2.

10.41 “LTIP Bonus Amount” shall mean any Annual LTIP Bonus Amount or Liquidity Event Bonus Amount.

10.42 “LTIP Expense” for any accounting period shall mean the aggregate expense incurred in such accounting period in accordance with GAAP for the Plan.

10.43 “Non-Cash Legacy Asset Impairment Charges” for any accounting period after January 1, 2011, shall mean, without duplication, the sum of non-cash charges in accordance with GAAP included in the Covered Businesses’ combined statement of income (or statement of operations, as applicable) resulting from: (a) write-downs in the carrying value of any of Bluegreen Communities’ assets; (b) write-downs in the carrying value of the Covered Businesses’ VOI inventory (including completed VOIs, work-in-process and land), if such inventory relates to a resort location acquired or developed by the Company prior to January 1, 2009; (c) write-downs of the carrying value of the Covered Businesses’ property and equipment, if such property and equipment was acquired or developed prior to January 1, 2009; (d) increases to the allowance for loan losses or other write-downs related to the Covered Businesses’ notes receivable, if such allowance for loan losses or other write-downs relate to notes receivable which were originated prior to January 1, 2009. Notwithstanding the foregoing, any write-downs related to Bluegreen Communities will not be included in Non-Cash Legacy Asset Impairment Charges.

10.44 “Non-Covered Businesses” shall mean any activities engaged in by the Company other than the Covered Businesses.

10.45 “Other Interest Expense” for any accounting period shall mean the amount for such accounting period disclosed with the caption “Interest Expense,” or its equivalent, on the Covered Businesses’ combined statement of income (or combined statement of operations, as applicable) prepared in accordance with GAAP, less the aggregate amount of interest expense incurred on the Covered Businesses’ receivable-backed notes payable for such accounting period.

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10.46 “Other Interest Income” for any accounting period shall mean the amount for such accounting period disclosed with the caption “Interest Income,” or its equivalent, on the Covered Businesses’ combined statement of income (or combined statement of operations, as applicable) prepared in accordance with GAAP, less the aggregate amount of interest income incurred on the Covered Businesses’ notes receivable for such accounting period.

10.47 “Overpayments” shall have the meaning set forth in Section 8.3.

10.48 “Participant” shall mean an individual who (i) is designated as such by the Committee, (ii) is an employee of the Company or any of its Affiliates, (iii) is actively involved in the management of the Covered Businesses; (iv) is in good standing; and (v) has signed an Award Agreement.

10.49 “Performance-Based Compensation” shall mean any payment in respect of an Annual LTIP Bonus Amount.

10.50 “Performance Period” shall mean each full calendar year during the Annual LTIP Plan Term; provided that with respect to the calendar year during which a Liquidity Event occurs, the Performance Period shall be the period commencing on January 1 of such year and ending on the last day of the most recently completed full calendar month occurring on or before the effective time of the Liquidity Event.

10.51 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

10.52 “Plan” shall have the meaning set forth in Section 1.

10.53 “Point” shall have the meaning set forth in Section 3.

10.54 “Provision (Benefit) for Income Taxes” for any accounting period shall mean the amount for such accounting period disclosed with the caption “Provision (Benefit) For Income Taxes,” or its equivalent, on the Covered Businesses’ combined statement of income (or combined statement of operations, as applicable) prepared in accordance with GAAP, plus franchise tax expense for such accounting period, without duplication.

10.55 “Realization Value” shall mean, with respect to a Covered Businesses Liquidity Event, the aggregate value of all consideration received by the Company and the Shareholders in connection with the Covered Businesses Liquidity Event and, with respect to a Company Liquidity Event, the aggregate value of all consideration received by the Shareholders in connection with the Company Liquidity Event that is attributable to the Covered Businesses, in each case plus the sum of all Cumulative Distributions through the date of the Liquidity Event. The Realization Value shall be calculated in United States dollars with any non-dollar amounts converted into U.S. dollars at the prevailing spot rate on the date of the Liquidity Event. Securities received in connection with the Liquidity Event shall be valued at their Fair Market Value as of the date on which the Liquidity Event occurs.

10.56 “Recoveries” for any accounting period shall mean, without duplication, the sum of incremental profits recognized in accordance with GAAP included in the Covered Businesses’ combined statement of income (or statement of operations, as applicable) (a) resulting solely from the previous recognition of Non-Cash Legacy Asset Impairment Charges and (b) related to (i) the reversal of inventory reserves related to the carrying value of Bluegreen Communities’ assets; (ii) the reversal of inventory reserves related to the carrying value of the Covered Businesses’ VOI inventory; (iii) gains on the sale of the Covered Businesses’ property and equipment; and (iv) gains on the sale of the Covered Businesses’ notes receivable. Notwithstanding the foregoing, any profits of Bluegreen Communities will not be included in Recoveries.

10.57 “Section 162(m)” shall mean Section 162(m) of the Code and the regulations issued thereunder.

10.58 “Section 409A” shall mean Section 409A of the Code and the regulations issued thereunder.

10.59 “Separation from Service” shall have the meaning given to such term under the default rules set forth in Chapter 29 United States Code of Federal Regulations § 1.409A-1(h).

10.60 “Shareholders” shall mean holders of Common Stock and their Affiliates.

10.61 “Sharing Percentage” shall have the meaning set forth in Section 3.

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10.62 “Stock Compensation Expense” for any accounting period shall mean the amount for such accounting period disclosed with the caption “Non-cash stock compensation expense,” or its equivalent, on the Covered Businesses’ combined Statement of Cash Flows.

10.63 “Underpayments” shall have the meaning set forth in Section 8.3.

10.64 “VOI” shall mean vacation ownership interest.

11.     Miscellaneous

11.1 Nontransferability. A Participant may not sell, transfer, encumber, pledge, hypothecate or otherwise dispose of his or her rights under the Plan other than (a) by will or by the laws of descent and distribution or (b) with the consent of the Committee, (i) to members of the Participant’s immediate family, (ii) to trusts solely for the benefit of immediate family members (a “Family Trust”) or (iii) to partnerships in which immediate family members and/or Family Trusts are the only partners.

11.2 No Right to Continued Employment. Nothing in the Plan shall be interpreted or construed to confer upon a Participant any right with respect to continuance of employment by the Company, nor shall the Plan interfere in any way with the right of the Company to terminate a Participant’s employment at any time.

11.3 Unfunded Status. The Plan shall be unfunded. No Person shall be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment hereunder.

11.4 Code Section 409A. The Plan and all deferrals hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all deferrals shall be administered, interpreted and construed in a manner consistent with Section 409A. To the extent the Plan at any time fails to comply with Section 409A, all “deferrals of compensation” (within the meaning of Section 409A) that remain unpaid as of the date of such failure shall be accelerated and paid in a single lump sum to the extent permitted by Chapter 29 United States Code of Federal Regulations § 1.409A-3(j)(vii). Notwithstanding the foregoing, the Company does not guarantee the tax treatment of any compensation or benefits hereunder, whether pursuant to the Code, state or local tax laws and regulations.

11.5 Amendment and Termination of the Plan. Except to the extent expressly provided herein, the Committee may terminate the Plan at any time and, at any time and from time to time, amend, modify or suspend the Plan. The portion of the Plan relating to Annual LTIP Bonus Amounts shall terminate without further action following the last payment of any Annual LTIP Bonus Amount due hereunder. The portion of the Plan relating to Liquidity Event Bonus Amounts shall continue in effect until the last payment of any Liquidity Event Bonus Amount due hereunder or until the Plan is terminated or amended to the extent permitted herein.

11.6 Severability. Should any provision of the Plan be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of the Plan shall not be affected by such holding and shall continue in full force in accordance with their terms.

11.7 No Partnership Rights. It is not intended that any Participant in the Plan be treated as partner in a partnership for federal income tax purposes by virtue of his or her participation in the Plan, and the terms of the Plan shall be interpreted consistently therewith.

11.8 Governing Law. The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof.

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Appendix B

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

The undersigned hereby appoints Anthony M. Puleo and Raymond S. Lopez, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of common stock of Bluegreen Corporation held of record by the undersigned as of the close of business on November 13, 2012 at the Annual Meeting of Shareholders to be held on December 13, 2012 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF

BLUEGREEN CORPORATION

DECEMBER 13, 2012

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

1. Election of eight directors, each for a term expiring at the Company’s 2013 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

James R. Allmand, III

Norman H. Becker

Lawrence A. Cirillo

Mark A. Nerenhausen

Arnold Sevell

Orlando Sharpe

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY

     FOR ALL NOMINEES

☐ FOR ALL EXCEPT

     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write on the line below the name(s) of the nominee(s) with respect to which you would like your vote withheld.

____________________________

____________________________

2. Approval of the Company’s 2011 Long Term Incentive Plan.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

☐ FOR

☐ AGAINST

☐ ABSTAIN

4. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER WHICH PROPERLY COMES BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder________________ Date:_______ Signature of Shareholder ________________ Date: _______

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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